Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corp. Closes on

Acquisition of Superior Drilling Products, Inc.;

Company Reports 2024 Second Quarter Results

Updates 2024 Guidance and Maintains Adjusted Free Cash Flow Outlook

HOUSTON — August 6, 2024 — Drilling Tools International Corp., (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore drilling operations, as well as other cutting-edge solutions across the well life cycle, today announced that it has closed on its acquisition of Superior Drilling Products, Inc. (“SDP”) for total consideration paid in cash and DTI stock of approximately $32.2 million per the merger agreement, subject to purchase price accounting adjustments. DTI also reported today its 2024 second quarter results.

Wayne Prejean, CEO of DTI, stated, “We are pleased to announce the closing of the SDP acquisition and are excited to welcome SDP’s talented team to the DTI family and add SDP’s world-class manufacturing expertise into our broad-reaching and expanding global sales channels. This acquisition furthers DTI’s growth strategy as a premier provider of technologically differentiated solutions and services for the global oil & gas drilling industry. Directly integrating SDP’s patented Drill-N-Ream® (“DNR”) well bore conditioning tool into DTI’s vast fleet of tools and technologies provides expanded geographic market potential, lowers our capital requirements and operating costs, and improves operational efficiencies across our portfolio of capabilities. SDP’s unique offering of proprietary diamond process expertise, sophisticated manufacturing capabilities, and their recently established Middle East footprint will greatly benefit DTI’s technology focused product and service offering on a global scale.”

Prejean added, “We expect to benefit from significant synergies over the next twelve months from this acquisition and have identified more than $4.5 million of SG&A synergies and realizable NOL tax benefits. In addition, there are vertical and horizontal integration synergies that include approximately 60% CapEx savings on new DNR tools and a 45% Repair & Maintenance margin capture. I would also like to highlight that in addition to the Vernal, Utah SDP bit repair, manufacturing, and technology center, we gained a fully operational bit repair facility in the UAE and several hundred fit-for-purpose DNR tools on the ground in the Middle East which gives us fuel in the tank to serve our clients in the region. We also gained an approximately $6.6 million receivable from the selling party to extinguish an existing Note which will accrue to DTI’s benefit, effectively reducing the overall transaction amount.”

2024 Second Quarter Results

Total revenue was $37.5 million, relatively flat compared to last year’s second quarter. Tool Rental net revenue was $28.3 million and Product Sales net revenue totaled $9.2 million in the second quarter of 2024. Operating expenses were $35.3 million, operating income was $2.2 million and Adjusted EBITDA(1) was $9.0 million in the second quarter of 2024. Adjusted free cash flow(1)(2) significantly improved by $3.2 million from ($4.3) million in last year’s second quarter to ($1.1) million in this year’s quarter.

“Turning to our 2024 second quarter operational results, the U.S. rig count experienced continued softness that led to a decline in the quarter compared to our flat rig count outlook earlier this year. In response, we have implemented a cost reduction program for an annualized savings of $2.4 million. We will continue to appropriately scale our operations to adjust for the activity levels in North America but will continue with our growth initiatives in other markets where growth opportunities are available. Additionally, we were able to manage capital expenditures and improve our Adjusted Free Cash Flow by $3.2 million over last year’s second quarter. Because of this unique lever at our disposal to generate returns despite a decline in North American land activity, we are maintaining our Adjusted Free Cash Flow guidance range of $20 million—$25 million for the full year,” concluded Prejean.

Updated 2024 Full Year Outlook

Revenue	$155 million	-	$170 million
Adjusted Net Income(1)	$9.9 million	-	$13.5 million
Adjusted EBITDA(1)	$41 million	-	$47 million
Adjusted EBITDA Margin(1)	26%	-	28%
Adjusted Free Cash Flow(1)(2)	$20 million	-	$25 million

(1)

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

(2)	Adjusted Free Cash Flow defined as Adjusted EBITDA less Gross Capital Expenditures.

Conference Call Information

DTI will hold a conference call today to discuss the SDP acquisition and second quarter results, which can be accessed live via dial-in or webcast on Tuesday, August 6, 2024 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Please dial 1-862-298-0702 and ask for the DTI call at least 10 minutes prior to the start time, or listen to the live webcast by logging onto: https://investors.drillingtools.com/news-events/events. An audio replay will be available through August 13th by dialing 1-201-612-7415 and using passcode 13748086#. Also, an archive of the webcast will be available shortly after the call at https://investors.drillingtools.com/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI now operates from 16 service and support centers across North America and maintains 10 international service and support centers across the EMEA and APAC regions. To learn more about DTI, please visit: www.drillingtools.com.

Contact:

DTI Investor Relations

Ken Dennard / Rick Black

InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (4) DTI’s ability to source tools and raw materials at a reasonable cost; (5) DTI’s ability to market its services in a competitive industry; (6) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (7) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (8) DTI’s ability to obtain additional capital; (9) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (10) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (11) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (12) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (13) the potential for volatility in the market price of DTI’s common stock; (14) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (15) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (16) DTI’s ability to maintain the listing of its common stock on Nasdaq; (17) the ability of DTI to realize the benefits of the acquisition of SDPI; and (18) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by DTI with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties described in DTI’s annual report on Form 10-K filed March 29, 2024 (the “10-K”). Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the 10-K. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of each of DTI, including those set forth in the Risk Factors section of the 10-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Tables to Follow

Drilling Tools International Corp.

Consolidated Statement of Operations and Comprehensive Income

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue, net:
Tool rental	$28,328	$29,002	$58,294	$61,278
Product sale	9,205	8,906	16,213	17,429

Total revenue, net	37,533	37,908	74,507	78,707
Operating costs and expenses:
Cost of tool rental revenue	7,454	7,692	14,455	15,829
Cost of product sale revenue	2,544	1,157	4,080	2,460
Selling, general, and administrative expense	19,619	17,718	37,560	34,447
Depreciation and amortization expense	5,681	4,717	11,047	9,732

Total operating costs and expenses	35,298	31,284	67,142	62,468

Income (loss) from operations	2,235	6,624	7,365	16,239
Other expense, net:
Interest expense, net	(811)	(348)	(992)	(922)
Gain (loss) on sale of property	51	(1)	42	68
Unrealized gain on equity securities	480	420	729	387
Other income (expense), net	(1,672)	(4,382)	(2,798)	(6,035)

Total other expense, net	(1,952)	(4,311)	(3,019)	(6,502)

Income before income tax expense	283	2,313	4,346	9,737
Income tax (expense)/benefit	82	(1,376)	(854)	(3,099)

Net income	$365	$937	$3,492	$6,638
Accumulated dividends on redeemable convertible preferred stock	—	—	—	314

Net income available to common shareholders	$365	$937	$3,492	$6,324

Basic earnings per share	$0.01	$0.07	$0.12	$0.49

Diluted earnings per share	$0.01	$0.05	$0.12	$0.33

Basic weighted-average common shares outstanding*	29,816,202	13,910,670	29,792,385	12,936,310
Diluted weighted-average common shares outstanding*	30,873,436	20,746,976	30,321,002	20,217,648

Comprehensive income:
Net income	$365	$937	$3,492	$6,638
Foreign currency translation adjustment, net of tax	102	(207)	(408)	(207)

Net comprehensive income	$467	$730	$3,084	$6,431

*	Shares of legacy redeemable convertible preferred stock and legacy common stock have been retroactively restated to give effect to the Merger.

Drilling Tools International Corp.

Consolidated Balance Sheets

(In thousands of U.S. dollars and rounded)

(Unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash	$6,784	$6,003
Accounts receivable, net	35,122	29,929
Inventories, net	14,609	5,034
Prepaid expenses and other current assets	2,702	4,553
Investments - equity securities, at fair value	1,617	888

Total current assets	60,834	46,408
Property, plant and equipment, net	71,223	65,800
Operating lease right-of-use asset	21,827	18,786
Goodwill	7,962	—
Intangible assets, net	3,076	216
Deferred financing costs, net	991	409
Deposits and other long-term assets	961	879

Total assets	$166,874	$132,498

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,014	$7,751
Accrued expenses and other current liabilities	7,719	10,579
Current portion of operating lease liabilities	4,133	3,958
Current maturities of long-term debt	5,000	—

Total current liabilities	30,866	22,288
Operating lease liabilities, less current portion	17,814	14,893
Long-term debt	19,167	—
Deferred tax liabilities, net	6,227	6,627

Total liabilities	74,074	43,808
Commitments and contingencies
Shareholders’ equity
Common stock, $0.0001 par value, shares authorized 500,000,000 as of June 30, 2024 and December 31, 2023, 29,859,564 shares issued and outstanding as of June 30, 2024 and 29,768,568 shares issued and outstanding as of December 31, 2023	3	3
Additional paid-in-capital	96,536	95,218
Accumulated deficit	(3,105)	(6,306)
Accumulated other comprehensive loss	(634)	(225)

Total shareholders’ equity	92,800	88,690

Total liabilities and shareholders’ equity	$166,874	$132,498

Drilling Tools International Corp.

Consolidated Statement of Cash Flows

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$3,492	$6,638
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	11,047	9,732
Amortization of deferred financing costs	139	37
Non-cash lease expense	2,315	2,275
Provision for excess and obsolete inventory	—	19
Provision for excess and obsolete property and equipment	179	238
Provision for credit losses	(16)	418
Deferred tax expense	(400)	2,008
Gain on sale of property	(51)	(68)
Loss on asset disposal	9	—
Unrealized loss on interest rate swap	—	91
Unrealized gain on equity securities	(729)	(387)
Gross profit from sale of lost-in-hole equipment	(4,987)	(9,146)
Stock-based compensation expense	1064	3986
Changes in operating assets and liabilities:
Accounts receivable, net	(1,449)	(1,777)
Prepaid expenses and other current assets	1,958	(1,531)
Inventories, net	(49)	1,409
Operating lease liabilities	(2,226)	(2,179)
Accounts payable	(2,158)	1,982
Accrued expenses and other current liabilities	(3,745)	316

Net cash flows from operating activities	4,391	14,061

Cash flows from investing activities:
Acquisition of a business, net of cash aquired	(18,261)	—
Proceeds from sale of property and equipment	59	126
Purchase of property, plant and equipment	(16,312)	(24,617)
Proceeds from sale of lost-in-hole equipment	7,786	11,103

Net cash from investing activities	(26,728)	(13,388)

Cash flows from financing activities:
Proceeds from Merger and PIPE Financing, net of transaction costs	—	23,162
Payment of deferred financing costs	(672)	(281)
Proceeds from revolving line of credit	1,469	71,646
Payments on revolving line of credit	(1,469)	(89,995)
Proceeds from Term Loan	25,000	—
Repayment of Term Loan	(833)	—
Payments to holders of DTIH redeemable convertible preferred stock in connection with retiring	—	(194)

Net cash from financing activities	23,495	4,338

Effect of Changes in Foreign Exchange Rate	(377)	(207)
Net Change in Cash	781	4,804
Cash at Beginning of Period	6,003	2,352

Cash at End of Period	$6,784	$7,156

Supplemental cash flow information:
Cash paid for interest	$660	$851

Cash paid for income taxes	$256	$2,139

Non-cash investing and financing activities:
Fair value of CTG liabilities assumed in CTG Acquisition	$3,162	$—

ROU assets obtained in exchange for operating lease liabilities	$5,054	$2,635

Net exercise of stock options	$255	$—

Shares withheld from exercise of stock options for payment of taxes	$35	$—

Purchases of inventory included in accounts payable and accrued expenses and other current	$5,082	$4,076

Purchases of property and equipment included in accounts payable and accrued expenses and other	$1,402	$7,640

Deferred financing fees included in accounts payable	$49	$2

Non-cash directors and officers insurance	$—	$1,472

Non-cash Merger financing	$—	$2,000

Exchange of DTIH redeemable convertible preferred stock for DTIC Common Stock in connection	$—	$7,193

Issuance of DTIC Common Stock to former holders of DTIH redeemable convertible preferred stock in connection with Exchange Agreements	$—	$10,805

Accretion of redeemable convertible preferred stock to redemption value	$—	$314

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA is useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure used for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

We define Adjusted Net Income (Loss) as consolidated net income (loss) adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions and (iv) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net Income (Loss) is useful because it allows us to exclude non-recurring items in evaluating our operating performance.

We define Adjusted Diluted Earnings (Loss) per share as the quotient of adjusted net income (loss) and diluted weighted average common shares. We believe that Adjusted Diluted Earnings (Loss) per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income to the most directly comparable GAAP financial measures for the periods indicated:

Drilling Tools International Corp.

Reconcilation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands of U.S. dollars and rounded)

	Three Months Ended June 30,
	2024	2023
Net income (loss)	$365	$937
Add (deduct):
Income tax expense	(82)	1,376
Depreciation and amortization	5,681	4,717
Interest expense, net	811	348
Stock option expense	855	1,661
Management fees	187	262
Loss (gain) on sale of property	(51)	1
Unrealized (gain) loss on equity securities	(480)	(420)
Transaction expense	2,020	4,142
Other expense, net	(341)	241

Adjusted EBITDA	$8,965	$13,265

	Six Months Ended June 30,
	2024	2023
Net income (loss)	$3,492	$6,638
Add (deduct):
Income tax expense	854	3,099
Depreciation and amortization	11,047	9,732
Interest expense, net	992	922
Stock option expense	1,064	1,661
Management fees	375	478
Loss (gain) on sale of property	(42)	(68)
Unrealized (gain) loss on equity securities	(729)	(387)
Transaction expense	2,909	5,838
Other expense, net	(104)	197

Adjusted EBITDA	$19,858	$28,110

Drilling Tools International Corp.

Reconcilation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands of U.S. dollars and rounded)

	Three Months Ended June 30,
	2024	2023
Net income (loss)	$365	$937
Add (deduct):
Income tax expense	(82)	1,376
Depreciation and amortization	5,681	4,717
Interest expense, net	811	348
Stock option expense	855	1,661
Management fees	187	262
Loss (gain) on sale of property	(51)	1
Unrealized (gain) loss on equity securities	(480)	(420)
Transaction expense	2,020	4,142
Other expense, net	(341)	241
Gross capital expenditures	(10,084)	(17,550)

Adjusted Free Cash Flow	$(1,119)	$(4,285)

	Six Months Ended June 30,
	2024	2023
Net income (loss)	$3,492	$6,638
Add (deduct):
Income tax expense	854	3,099
Depreciation and amortization	11,047	9,732
Interest expense, net	992	922
Stock option expense	1,064	1,661
Management fees	375	478
Loss (gain) on sale of property	(42)	(68)
Unrealized (gain) loss on equity securities	(729)	(387)
Transaction expense	2,909	5,838
Other expense, net	(104)	197
Gross capital expenditures	(16,312)	(24,617)

Adjusted Free Cash Flow	$3,545	$3,493

Drilling Tools International Corp.

Reconcilation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands of U.S. dollars and rounded)

	Three Months Ended June 30,
	2024	2023
Net income (loss)	$365	$937
Transaction expense	2,020	4,142
Income tax expense	(82)	1,376
Adjusted Income Before Tax	$2,303	$6,455

Adjusted Income tax expense	(668)	3,840
Adjusted Net Income	$2,970	$2,615

Accumulated dividends on redeemable convertible preferred stock	—	—

Adjusted Net income available to common shareholders	$2,970	$2,615
Adjusted Basic earnings per share	0.10	0.19
Adjusted Diluted earnings per share	0.10	0.13
Basic weighted-average common shares outstanding*	29,816,202	13,910,670
Basic weighted-average common shares outstanding*	30,873,436	20,746,976

	Six Months Ended June 30,
	2024	2023
Net income (loss)	$3,492	$6,638
Transaction expense	2,909	5,838
Income tax expense	854	3,099
Adjusted Income Before Tax	$7,255	$15,575

Adjusted Income tax expense	1,426	4,957
Adjusted Net Income	$5,829	$10,618

Accumulated dividends on redeemable convertible preferred stock	—	314
Adjusted Net income available to common shareholders	$5,829	$10,304

Adjusted Basic earnings per share	0.20	0.80
Adjusted Diluted earnings per share	0.19	0.53
Basic weighted-average common shares outstanding*	29,792,385	12,936,310
Basic weighted-average common shares outstanding*	30,321,002	20,217,648

Drilling Tools International Corp.

Reconciliation of Estimated Consolidated Net Income to Adjusted EBITDA

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net Income	$7,000	$10,000
Add (deduct)
Interest expense, net	2,500	2,700
Income tax expense	2,500	2,800
Depreciation and amortization	22,500	23,500
Management fees	600	900
Other expense	(500)	—
Stock option expense	2,400	2,600
Transaction expense	4,000	4,500

Adjusted EBITDA	$41,000	$47,000

Revenue	155,000	170,000

Adjusted EBITDA Margin	26%	28%

Drilling Tools International Corp.

Reconciliation of Estimated Consolidated Net Income to Adjusted Free Cash Flow

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net Income	$7,000	$10,000
Add (deduct)
Interest expense, net	2,500	2,700
Income tax expense	2,500	2,800
Depreciation and amortization	22,500	23,500
Management fees	600	900
Other expense	(500)	—
Stock option expense	2,400	2,600
Transaction expense	4,000	4,500
Gross capital expenditures	(21,000)	(22,000)

Adjusted Free Cash Flow	$20,000	$25,000

Drilling Tools International Corp.

Reconciliation of Estimated Consolidated Net Income to Adjusted Net Income

(In thousands of U.S. dollars and rounded)

(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net income (loss)	$7,000	$10,000
Transaction expense	$4,000	$4,500
Income tax expense	2,500	2,800
Adjusted Income Before Tax	$13,500	$17,300

Adjusted Income tax expense	3,600	3,800
Adjusted Net Income	$9,900	$13,500